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EXHIBIT 11.01


                         TRANSACTION SYSTEMS ARCHITECTS, INC.
            STATEMENT OF NET INCOME (LOSS) PER COMMON AND EQUIVALENT SHARE




For the three months ended March 31, 1996:

    Weighted average common shares outstanding                  12,680,000
    Common equivalent shares from stock options granted
       (using the treasury method)                                 642,000
                                                                ----------

    Shares used in computation                                  13,322,000
                                                                ==========

    Net income                                                  $3,007,000
                                                                ==========

    Net income per common and equivalent share                  $     0.23
                                                                ==========


For the three months ended March 31, 1995:

    Weighted average common shares outstanding                  10,128,000
    Common equivalent shares from stock options granted
       (using the treasury method)                                 524,000
                                                                ----------


    Shares used in computation                                  10,653,000
                                                                ==========

    Net income before extraordinary loss                        $2,292,000
    Extraordinary loss                                          (2,750,000)
                                                                ----------

    Net loss                                                    $ (458,000)
                                                                ==========


    Net loss per common and equivalent share:
         Before extraordinary loss                              $     0.22
         Extraordinary loss                                          (0.26)
                                                                ----------

         Net loss                                               $    (0.04)
                                                                ==========

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